UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 16, 2021

Date of Report (date of earliest event reported)

Paya Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-819881	85-2199433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Perimeter Center North Suite 600 Atlanta, Georgia 30346

(Address of Principal Executive Offices) (Zip Code)

(800) 261-0240

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PAYA	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	PAYAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 13, 2021, the board of directors (the “Board”) of Paya Holdings Inc. (the Company”) appointed Oni Chukwu as a member of the Board. Mr. Chukwu will serve as a Class I director until the Company’s 2021 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Chukwu will be a member of the Audit & Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Chukwu fills the vacancy on the Board created by the resignation of Mr. Jim Bonetti, who resigned from the Board effective April 13, 2021. Mr. Bonetti’s decision to resign was not due to any disagreement with the Company’s operations, policies or practices.

Mr. Chukwu has served as Chair of the board of directors of Exago Inc. since 2016, and has served as a director on the board of Invatron Systems Corp. since July 2020. Most recently, Mr. Chukwu became a director of Pole Star Space Applications Limited in April 2021, and of Opus Agency in January 2021. From 2013 to 2020, Mr. Chukwu was the Chief Executive Officer of Aventri, a cloud-based enterprise Event Management Software. Mr. Chukwu also served for six months as the Executive Chairman of Aventri’s board of directors following its acquisition by HGGC, LLC. Prior to his time with Aventri, Mr. Chukwu was an Executive Vice President and the Chief Financial Officer of Triple Point Technology, an enterprise software company, from 2006 to 2013. In addition, Mr. Chukwu served as the Chief Financial Officer of Healthcare Software Synergies before it was acquired by United Healthcare, and at LexBridge Corporation, before it was acquired by PKS. Mr. Chukwu attended the University of New Haven, where he earned an MBA and received an honorary Ph.D. in Business Administration.

In connection with his appointment, Mr. Chukwu received a grant of 21,404 restricted stock units, which vest in five equal installments beginning on June 30, 2022. In addition, he will be entitled to receive quarterly cash payments totaling $100,000 per year, and will be entitled to an annual grant of restricted stock units with a value equal to $50,000 starting on June 30, 2022. The Company will also enter into its standard form of indemnification agreement with Mr. Chukwu, the form of which was filed as Exhibit 10.7 to the Company’s Registration Statement filed with the Securities and Exchange Commission on Form 8-K on October 22, 2020.

The Company is not aware of any related party transactions or relationships between Mr. Chukwu and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Chukwu was nominated as a director to fill the vacancy created by Mr. Bonetti’s departure, and was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person.

Item 7.01	Regulation FD Disclosure

On April 16, 2021, the Company issued a press release announcing the appointment of Mr. Chukwu to the Board. The press release is furnished with this Report as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial	Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 16, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYA HOLDINGS INC.

Date: April 16, 2021	By:	/s/ Glenn Renzulli
Name: Glenn Renzulli Title: Chief Financial Officer

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